UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2013

Commission file number: 333-176820

EYES ON THE GO, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	26-2712208
State or other jurisdiction of incorporation or organization	(I.R.S. Employer Identification No.)

40 Fulton Street, 24th Floor, New York, NY 10038
(Address of Principal Executive Office) (Zip Code)

(908) 229-4933
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01    Entry into a Material Definitive Agreement.

On February 25, 2013, Eyes on the Go, Inc. (the “Company”) entered into a Securities Purchase Agreement with two accredited investors (the “Purchasers”) to sell, in one or more tranches, up to $500,000 in Original Issue Discount Senior Secured Convertible Debentures of the Company, which are due and payable 270 days after the date of issuance (the “Debentures”). The Debentures have a ten percent (10%) original issue discount and are convertible into shares of the Company’s common stock at the option of the holder at a purchase price equal to the lesser of $.0015 or 85% of the average volume weighted average price on the five (5) trading days immediately prior to the conversion date. The Debentures are secured by all of the assets of the Company. In connection with the sale of the Debentures, Chardan Capital Markets, LLC (the “Placement Agent”) acted as placement agent. On February 25, 2013, the Purchasers purchased Debentures from the Company in the aggregate amount of $60,000, which had a principal amount of $66,000, and the Company received net proceeds of approximately $44,000, following the payment of fees and expenses. Pursuant to the Stock Purchase Agreement, in connection with the offering of the Debentures, the Company reimbursed the lead Purchaser in the amount of $10,000 for legal fees incurred in connection with the transaction.

The foregoing description of the Securities Purchase Agreement and the exhibits thereto is qualified in its entirety by the Securities Purchase Agreement and the exhibits thereto, the form of which are attached hereto as Exhibit 10.15 and incorporated herein by reference.

On January 16, 2013, the Company entered into a letter agreement with the Placement Agent, pursuant to which the Placement Agent agreed to serve as the Company’s exclusive investment banker in connection with proposed offerings by the Company. Pursuant to the letter agreement the Company agreed (1) to issue the Placement Agent three percent (3%) of the Company’s outstanding common stock as an advisory fee, and (2) to pay the Placement Agent a ten percent (10%) sales commission and provide the Placement Agent ten percent (10%) warrant coverage for any securities sold through the Placement Agent. The foregoing description of the Company’s agreement with the Placement Agent is qualified in its entirety by the letter agreement, dated January 16, 2013, the form of which is attached hereto as Exhibit 10.16 and is incorporated herein by reference. In connection with the Debentures sold on February 25, 2013, the Placement Agent received a sales commission of $6,000 and a warrant to purchase up to 4,400,000 shares of the Company’s common stock at an exercise price of $0.0012 per share. A copy of the Company’s form of Warrant Agreement issued to the Placement Agent is attached hereto as Exhibit 10.17 and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

The following Exhibits are hereby filed as part of this Current Report on Form 8-K:

Exhibits

10.15	Form of Securities Purchase Agreement, dated February 25, 2013, between Eyes on the Go, Inc. and the accredited investors signatory thereto

10.16	Form of letter agreement, dated January 16, 2013, between Eyes on the Go, Inc. and Chardon Capital Markets, LLC.

10.17	Form of Warrant Agreement, dated February 25, 2013, between Eyes on the Go, Inc. and Chardon Capital Markets, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Eyes on the Go, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 22, 2013

EYES ON THE GO, INC.
(Registrant)

By: /s/ CHRISTOPHER CAREY
       Christopher Carey, CEO